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                                                                     Exhibit 8.2


                               September 27, 2002


To The Addressees Listed
 on Schedule I Attached Hereto

       Re:  NovaStar Mortgage Funding Trust, Series 2002-3
            NovaStar Home Equity Loan Asset-Backed Certificates, Series 2002-3

Ladies and Gentlemen:

       We have acted as special tax counsel to NovaStar Mortgage Funding Corporation, a Delaware corporation (the "Company") and NovaStar Mortgage Inc., a Delaware corporation (the "Seller") as to certain matters in connection with the issuance and delivery of certain asset-backed certificates denominated NovaStar Mortgage Funding Trust, Series 2002-3, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2002-3 Class A-1 Certificates, Class A-2 Certificates, Class A-IO Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class P Certificates, Class B Certificates, Class O Certificates, Class I Certificates and Class R Certificates (collectively, the "Certificates"). The Certificates are being issued pursuant to a pooling and servicing agreement dated as of September 1, 2002 (the "Pooling and Servicing Agreement") among the Company, NovaStar Mortgage Inc., as servicer (the "Servicer"), Wachovia Bank, National Association, as certificate administrator (the "Certificate Administrator") and JPMorgan Chase Bank, as trustee (the "Trustee"). Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

       As special tax counsel, we have examined such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below including the following: (a) a prospectus dated April 16, 2002 and a prospectus supplement dated September 24, 2002 (the "Prospectus Supplement," and together the "Prospectus") with respect to the Class A and Class M Certificates, (b) an executed copy of the Pooling and Servicing Agreement and the exhibits attached thereto and (c) other documents and matters of fact and law as we deem necessary for the purposes of the opinions expressed below.

       In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

       Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder as

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To The Addressees Listed on
 Schedule I Attached Hereto
September 27, 2002
Page 2

in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of the special tax counsel is not binding on the courts or the Internal Revenue Service (the "IRS").

          Based on the foregoing, and such investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

               1. Assuming that (a) each of REMIC I, REMIC II, REMIC III and the Master REMIC created under the Pooling and Servicing Agreement elect, as it has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Code and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, each of REMIC I, REMIC II, REMIC III and the Master REMIC will be treated as a REMIC.

               2. Subject to the above, (a) the Class A-1 Certificates, without the right to receive amounts from the Supplemental Interest Trust, (b) the Class A-2 Certificates, without the right to receive amounts from the Supplemental Interest Trust, (c) the Class A-IO Certificates, (d) the Class M-1 Certificates, without the right to receive amounts from the Supplemental Interest Trust, (e) the Class M-2 Certificates, without the right to receive amounts from the Supplemental Interest Trust, (f) the Class M-3 Certificates, without the right to receive amounts from the Supplemental Interest Trust, (g) the Class B Certificates, without the right to receive amounts from the Supplemental Interest Trust, (h) the Class I Certificates, (i) the Class P Certificates and (j) the Class O Certificates will be treated as "regular interests" in the Master REMIC. The Class R-IV Interest, evidenced by the Class R Certificates will be treated as the "residual interest" in the Master REMIC.

               3. The REMIC III Regular Interests will be treated as the "regular interests," and the Class R-III Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC III.

               4. The REMIC II Regular Interests will be treated as the "regular interests," and the Class R-II Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC II.

               5. The REMIC I Regular Interests will be treated as the "regular interests," and the Class R-I Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC I.

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To The Addressees Listed on
 Schedule I Attached Hereto
September 27, 2002
Page 3


               6. The statements in the Prospectus and the Prospectus Supplement under the heading "Material Federal Income Tax Consequences," as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

               7. As a consequence of the qualification of each of the REMICs as a REMIC, the Master REMIC Regular Interests will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code generally in the same proportion that the assets of the Master REMIC consist of qualifying assets under such sections. In addition, as a consequence of the qualification of the Master REMIC as a REMIC, interest on the Master REMIC Regular Interests will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that the Certificates are treated as "real estate assets" under Section 856(c) of the Code.

          Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.

          We express no opinion on any matter not discussed in this letter. This opinion is rendered as of the Closing Date, for the sole benefit of each addressee, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.


                                               Very truly yours,

                                               /s/ Dewey Ballantine LLP

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                                   SCHEDULE I

Wachovia Securities, Inc.                    Greenwich Capital Markets, Inc.
One Wachovia Center                          600 Steamboat Road
301 South College Street, TW-06              Greenwich, CT 06830
Charlotte, NC 28288-0610

Morgan Stanley & Co. Incorporated            NovaStar Financial Inc.
1585 Broadway                                1901 West 47/th/ Place, Suite 105
New York, NY 10036                           Westwood, KS 66205

NovaStar Mortgage Inc.                       NovaStar Capital, Inc.
1900 West 47/th/ Place, Suite 105            1900 West 47th Place, Suite 105
Westwood, KS 66205                           Westwood, KS 66205

NovaStar Mortgage Funding Corporation        Standard & Poor's Ratings Group
1900 West 47/th/  Place, Suite 105           (A Division of the McGraw-Hill
Westwood, KS 66205                           (Companies)
                                             555 Water Street - 40/th/ Floor
                                             New York, NY 10041

Moody's Investors Service, Inc.              JPMorgan Chase Bank
99 Church Street                             450 West 33rd Street, 14th Floor
New York, NY 10007                           New York, NY 10001

Credit Suisse First Boston International     Wachovia Bank, National Association
Eleven Madison Avenue                        401 South Tyron Street, NC1179
New York, NY 10001                           12/th/ Floor
                                             Charlotte, NC 28288-1179

Morgan Stanley Capital Services Inc.
1585 Broadway
New York, NY 10036